Exhibit 99.2

BIOLASE Responds to Shareholder Class Action Suit

BIOLASE Calls Lawsuit Without Merit; Plans Vigorous Defense

SAN CLEMENTE, Calif., Aug. 9 /PRNewswire-FirstCall/ — BIOLASE Technology, Inc. (Nasdaq: BLTI), a medical technology company that develops, manufactures and markets lasers and related products focused on improving dental procedures, today announced that it intends to vigorously defend lawsuits accusing BIOLASE and its officers of violating federal securities laws. The complaints, filed in the U.S. District Court for the Central District of California, allege that BIOLASE and its officers failed to disclose material information about demand for the company’s products and the fact that the company would not achieve the financial growth forecasted.

The suit seeks damages on behalf of an alleged class of investors who purchased BIOLASE shares during the period from October 29, 2003 to July 16, 2004. The complaint does not specify any amount of claimed damages.

BIOLASE stated that it believes the lawsuit is without merit and appears to have been filed in response to a recent decrease in the market price of BIOLASE’s stock. The company is confident that it has complied with applicable laws and properly disclosed its business and financial information to stockholders. The company intends to defend the action vigorously and to request the court to dismiss the cases at the earliest opportunity.

“We have reviewed the complaint and believe the claims are unfounded and the lawsuit is without merit. We believe this lawsuit represents the very type of baseless suits instigated by class action plaintiff’s lawyers that Congress has recognized as abusive. BIOLASE will vigorously defend itself against this litigation,” said Jeffrey W. Jones, BIOLASE’s President and CEO.

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that designs, manufacturers and markets proprietary dental laser systems that allow dentists, oral surgeons and other specialists to perform a broad range of common dental procedures, including cosmetic applications. The Company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase(R) system, is the best selling dental laser system. The Waterlase(R) system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The Company also offers the LaserSmile(TM) system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This release may contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements concerning the future of our industry, product and service development, business strategy, the possibility of future acquisitions, and continued acceptance and growth of our products. These statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “intend,” “plan,” “believe,” and variations of these words or similar expressions or other similar words or expressions. You should not place undue reliance on any forward-looking statements.

In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements and are based on current expectations and assumptions, estimates and projections about our industry, management’s beliefs and certain assumptions made by us that are subject to risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: market acceptance of new products, continued acceptance of existing products, the timing of projects due to the variability in size, scope and duration of projects, clinical study results which lead to reductions or cancellations of projects, obtaining regulatory approvals for new products, regulatory delays, the availability of competitive products, risks associated with competition and competitive pricing pressures, economic conditions generally, any of which may cause revenues and income to fall short of anticipated levels, and other factors, including estimates made by management with respect to the Company’s critical accounting policies, adverse results in litigation, general economic conditions and regulatory developments not within the Company’s control and other risks detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For further information regarding risks and uncertainties associated with BIOLASE’s business, please refer to BIOLASE’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.

SOURCE BIOLASE Technology, Inc.

CONTACT: Jeffrey W. Jones, President & CEO, jjones@biolase.com, or Robert Grant, COO, rgrant@biolase.com, or Scott Jorgensen, Director of Finance & Investor Relations, sjorgensen@biolase.com, all of BIOLASE Technology, Inc., +1-949-361-1200

Web site: http://www.biolase.com